UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  07/24/2009

Westway Group, Inc.
(Exact name of registrant as specified in its charter)

Commission File Number:  000-52642

Delaware	20-4755936
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

365 Canal Street, Suite 2900
New Orleans, LA 70130
(Address of principal executive offices, including zip code)

(504) 525-9741
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On July 24, 2009, Bryan Shoemaker, President of Westway Feed Products, LLC ("Westway Feed"), a subsidiary of Westway Group, Inc. (the "Company"), notified the Company that he resigned effective July 31, 2009 to pursue other opportunities.

On July 24, 2009, Steve Boehmer, currently the Vice President Operations of Westway Feed, was appointed Executive Vice President of Westway Feed, effective as of August 1, 2009, and assigned the duties and responsibilities of acting President of Westway Feed on an interim basis until a permanent replacement for Mr. Shoemaker is named. Mr. Boehmer, age 60, has served as Westway Feed's Vice President Operations since May 29, 2009. Before that, he served as Vice President Operations of Westway Feed Products, Inc. from January 15, 2003, to May 29, 2009. Prior to that time, Mr. Boehmer served as National Operations Manager of Westway Feed Products, Inc. from August 2, 1999, to January 15, 2003.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Westway Group, Inc.

Date: July 30, 2009	By:	/s/ Thomas A. Masilla, Jr.
Thomas A. Masilla, Jr.
Chief Financial Officer